Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2013, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-187982) and related Prospectus of Epizyme, Inc. dated April 26, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 26, 2013